UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 20, 2007

Commerce Bancorp, Inc.

(Exact name of Registrant as specified in its charter)

New Jersey	1-12069	22-2433468
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Commerce Atrium, 1701 Route 70 East, Cherry Hill, NJ 08034-5400
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:	(856) 751-9000

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 20, 2007, the Board of Directors of Commerce Bancorp, Inc. (the “Company”) ratified the following items approved by the Company's Compensation Committee:

•	2006 cash bonus and stock option grants for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Cash Bonus	Stock Option Grants[1]
Vernon W. Hill, II	Chairman and Chief Executive Officer	$1,500,000	200,000
Douglas J. Pauls	Executive Vice President and Chief Financial Officer	$150,000	30,000
Dennis M. DiFlorio	President	$500,000	125,000
Robert D. Falese, Jr.	President, Commercial & Investment Banking	$500,000	125,000
George E. Norcross, III	Chairman & Chief Executive Officer, Commerce Banc Insurance Services, Inc.	$500,000	125,000

1 Grants made pursuant to the Company’s 2004 Employee Stock Option Plan at an exercise price of $33.12, the market price on the date of grant.

•	2007 Base Salaries for the Company’s Chief Executive Officer, Chief Financial Officer and Named Executive Officers:

Name	Title	Base Salary
Vernon W. Hill, II	Chairman and Chief Executive Officer	$1,000,000
Douglas J. Pauls	Executive Vice President and Chief Financial Officer	$600,000
Dennis M. DiFlorio	President	$1,000,000
Robert D. Falese, Jr.	President, Commercial & Investment Banking	$900,000
George E. Norcross, III	Chairman & Chief Executive Officer, Commerce Banc Insurance Services, Inc.	$988,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Commerce Bancorp, Inc.

March 23, 2007	By:	/s/ Douglas J. Pauls
	Name:	Douglas J. Pauls
	Title:	Executive Vice President and Chief Financial Officer